                                                                    EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 11-K


                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934

For the fiscal year ended: December 31, 1995


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the transition period from                  to
                                ----------------  ----------------


Commission file number: 1-4850


          A. Full title of plan and the address of the plan, if different from that of the issuer named below: Computer Sciences Corporation Matched Asset Plan

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

                               TABLE OF CONTENTS
                               -----------------


DESCRIPTION:

(a) Financial Statement:

    Independent Auditors' Report.........................................   F-1

    Statement of Net Assets Available for Benefits
    As of December 31, 1995..............................................   F-2

    Statement of Changes in Net Assets Available for Benefits
    For the Two Years Ended December 31, 1995............................   F-3

    Notes to the Financial Statements....................................   F-4

(b) Exhibit

    Independent Auditors' Consent........................................   E-1

(c) Supplemental Schedules

    Schedule of Assets Held for Investment Purposes.......................  S-1

    Schedule of Report Transaction........................................  S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California:

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Deloitte & Touche LLP

Los Angeles, California
May 22, 1996

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                            STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS

                                                         DECEMBER 31
                                        ---------------------------------------------
                                               1995                         1994
                                        ----------------             ----------------
ASSETS
Investments (Note 9):
  Short-term investments                    $ 10,365,460                 $ 52,314,744
  Long-term investments:
    Interest in registered investment
     companies:
      Brinson U.S. Balanced Fund                                           61,315,171
      Brinson U.S. Bond Fund                  48,488,514
      Brinson U.S. Stock Only Fund            37,038,021
      Brinson U.S. Equity Fund               136,221,964                   75,400,349
      Mellon Stock Index Fund                 33,224,815                   14,617,738
    CSC Company stock                        174,584,246                  114,509,484
    Employee loans                            13,707,311                    9,635,030
  Plan interest in Master Trust               58,741,224                    8,291,602
  Guaranteed investment contracts
   (Notes 2 and 9)                            81,854,138                   87,931,851
                                            ------------                 ------------
  Total investments                          594,225,693                  424,015,969
                                            ------------                 ------------

Receivables:
    Employer contribution                        454,444                      395,663
    Participants' contribution                 2,491,947                    2,129,209
    Accrued Income                                41,668                       83,981
    Plan to plan transfer (Note 8)                   903                    6,840,600
    Other                                         79,569                      110,378
                                            ------------                 ------------
  Total Receivables                            3,068,531                    9,559,831
                                            ------------                 ------------
  Total Assets                               597,294,224                  433,575,800
                                            ------------                 ------------

LIABILITIES
 Accounts Payable                                949,287                      614,367
 Accrued Expenses                                180,915                      106,049
 Unsettled Trade Payables                                                   1,122,161
 Forfeitures Payable                             164,431                      113,083
                                            ------------                 ------------
  Total Liabilities                            1,294,633                    1,955,660
                                            ------------                 ------------
NET ASSETS AVAILABLE FOR BENEFITS           $595,999,591                 $431,620,140
                                            ============                 ============

                       See Notes to Financial Statements

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                  YEARS ENDED DECEMBER 31
                                                        -----------------------------------------
                                                               1995                      1994
                                                        ---------------            --------------
ADDITIONS
Contributions:
  Employee                                                 $ 58,859,224              $ 46,357,663
  Employer                                                   11,477,149                 8,228,139
  Employee Rollovers                                         14,294,926                 7,282,488
  Forfeitures and Other (Note 1)                             (1,120,945)                 (550,525)
  Transfers From Other Plans (Note 8)                         3,925,306                73,856,783
                                                           ------------              ------------
                                                             87,435,660               135,174,548
 Investment Income:
  Net appreciation in fair value of investments (Note 9)     98,167,163                34,030,696
  Interest                                                    6,778,781                 6,167,286
  Dividends                                                   7,935,204                 4,792,408
  Plan interest in Master Trust investment income             5,143,489                   117,075
                                                           ------------              ------------
                                                            118,024,637                45,107,465
  Less Investment Management Fees                              (594,867)                 (440,000)
                                                           ------------              ------------
                                                            117,429,770                44,667,465
                                                           ------------              ------------
   Total Additions                                          204,865,430               179,842,013
                                                           ------------              ------------

DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)               40,485,979                18,940,336
                                                           ------------              ------------
   Total Deductions                                          40,485,979                18,940,336
                                                           ------------              ------------
     Net Increase                                           164,379,451               160,901,677

Net Assets Available for Benefits at Beginning of Year      431,620,140               270,718,463
                                                           ------------              ------------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR
                                                           $595,999,591              $431,620,140
                                                           ============              ============

                       See Notes to Financial Statements

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1995


Note 1     Description of the Plan
           -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
- -----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 14,805 participating employees at December 31, 1995.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1995

Employee and Company Contributions
- ----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the Trust Fund on his or her behalf, up to a maximum amount of $9,240 for calendar year 1995. Any compensation deferral in excess of $9,240, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the Trust Fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral except for a small number of participants, to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral. Matching contributions will be invested in the Company Stock Fund, which invests primarily in the common stock of Computer Sciences Corporation.

Participant Accounts
- --------------------

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and, Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can provided from the participant's vested account.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1995

Vesting of Participants' Interests/Forfeitures
- ----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

The vested interest of each participant in the value of his or her Matching Contributions Account depends on the number of full years of service such participant has with the Company, as shown below:

Number of Full Years of Service        Vested Interest in Matching Contribution
- -------------------------------        ----------------------------------------
                   1                                    0%
                   2                                   25%
                   3                                   50%
                   4                                   75%
                   5                                  100%     (except for
             a small number of participants, who under the terms of their contract agreement will vest 100% after 2 years or more)

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1995 and 1994 amounted to $1,120,945 and $550,525, respectively.

Distributable Amounts, Withdrawals and Refunds
- ----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1995 and 1994 were $39,637,011 and $18,631,991, respectively.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1995

While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1995 and 1994 totaled $848,968 and $308,345, respectively.

In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Federal Income Tax Consequences
- -------------------------------

The Plan is qualified under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant would not be subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant would be able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,240 for 1995 and 1994 taxable years of the participant.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally would be subject to federal income taxation, except that:
(1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Assets of the Plan
- ------------------

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
- ---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
- ----------------------------------

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Valuation of Interest in Pooled Separate Accounts
- -------------------------------------------------

The Plan's interest in pooled separate accounts represent guaranteed investment contracts. These contracts are fully benefit responsive--access to the funds of these contracts are not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

The fair value of guaranteed investment contracts of December 31, 1995, based on the treasury yield curve for similar type of investments, was approximately $83,860,000 at 7.60%. The average yield on these investments was also 7.60% for the year ended December 31, 1995.

Payment of Benefits
- -------------------

Benefits are recorded when paid.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 3     Income Tax Status
           -----------------

The Company has applied for a new determination letter from the Internal Revenue Service due to amendments to the Plan. No response has yet been received from the Internal Revenue Service. However, the Plan administrator and the Plans tax counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the Code.

Note 4  Reconciliation of Financial Statements to Form 5500
        ----------------------------------------------------

                                                                                   December 31,
                                                                             1995                  1994
                                                                          ------------         ------------
Net assets available for benefits per the financial statements            $595,999,591         $431,620,140
Amounts allocated to withdrawing participants                               (7,912,936)          (4,060,232)
                                                                          ------------         ------------
Net assets available for benefits per Form 5500                           $588,086,655         $427,559,908
                                                                          ============         ============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                                Year ended
                                                                                             December 31, 1995
                                                                                             -----------------
Benefits paid to participants per the financial statements                                      $40,485,979
Add: Amounts allocated to withdrawing participants at December 31, 1995                           7,912,936
Less: Amounts allocated to withdrawing participants at December 31, 1994                         (4,060,232)
Benefits paid to participants per the Form 5500                                                 $44,338,683
                                                                                             ==============

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%.

The Fixed Income Fund.

The fund is invested in contracts with insurance companies and other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or the financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party. Approximately half of the fund is invested in contracts with insurance companies.

The remainder of the fund (including the proceeds from maturing insurance contracts, newly invested money and interest from insurance contracts) is in the Master Trust which was established for the investment of assets of the Plan and several other Company sponsored benefit plans. The Master Trust is an actively managed, short-term (1-3 years) U.S. Bond Fund managed by Payden & Rygel. Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by the Trustee. At December 31, 1995 and 1994, the Plan's interest in the net assets of the Master Trust was approximately 93% and 90%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                       December 31,
                                    1995          1994
                                 -----------    ----------
Investments at fair value:
 Corporate bonds                 $15,709,394    $  130,881
 U.S. government securities       44,628,463     7,528,733
 Short-term investments            2,085,848     1,465,367
 Accrued income                      648,263        82,653
                                 -----------    ----------
                                 $63,071,968    $9,207,634
                                 ===========    ==========

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Investment income for the Master Trust is as follows:

                                                    December 31,
                                               1995            1994
                                          --------------  --------------
Investment income:
 Net appreciation (depreciation) in fair
  value of investments                      $2,230,357     $(178,518)

 Interest:
  Corporate bonds                              659,260         6,880
  U.S. government securities                 2,234,361       335,616
  Short-term investments                       241,759        17,571
                                            ----------     ---------
                                             5,365,737       181,549
 Less investment management fees               (17,548)       (4,363)

                                            $5,348,189     $ 177,186
                                            ==========     =========

The Balanced Fund.

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Bond and U.S. Stock Only Funds are actively managed portfolios invested in U.S. stocks, bonds and cash. The stock portfolio consists of large, intermediate and small companies. The bond portion of the portfolio is primarily invested in U.S. Treasury, government agency and corporate issues. This fund's investment objective is to maximize total return, consisting of capital appreciation and current income.

The Active Equity Fund.

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Equity Fund is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

The Stock Index Fund.

The fund is managed by Mellon Capital Management. The objective of the fund is to exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unlevered) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund.

Amounts allocated to this investment alternative will be used to purchase shares of CSC common stock which will be held for the benefit of the participant. The performance of this investment will depend upon the performance of CSC's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any calendar quarter to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust Fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Number of Participants
- ----------------------

The approximate number of participants having account balances in each of the six separate funds at December 31, 1995 was as follows:


         Investment Fund             Number of Participants
         ---------------             ----------------------
         The Fixed Income Fund....            11,072
         The Balanced Fund........            10,121
         The Active Equity Fund...            11,671
         The Stock Index Fund.....             6,331
         The Company Stock Fund...            17,390
         The Loan Fund............             2,371

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 6     Participant Loans
           -----------------

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balance, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' vested account balances based on their investment elections with respect to the funds described in Note 5. Loan repayments are credited to the participants' accounts according to their current investment election.

Note 7     Benefits Payable
           ----------------

As of December 31, 1995 and 1994, net assets available for benefits included benefits of $7,912,937 and $4,060,232 respectively, due to participants who have withdrawn from participation in the Plan.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 8     Merging of Plans
           ----------------

During the two years ending December 31, 1995, the Plan merged with First Chicago Corporation Savings Incentive Plan; James River Corporation of Virginia Stockplus Investment Plan, The DiBianca-Bergman Group, Inc. Profit Sharing Plan; CSC Professional Services Group, Inc. Tax Deferred Savings and Retirement Plan; and CSC Index Savings and Retirement Plan. A detail description of these mergers is as follows:

The Plan received $1,402,158 on December 1, 1995 and $182,529 on December 21, 1995 from the First Chicago Corporation Savings Incentive Plan. These amounts represent the balances of 29 participants as of November 30, 1995.

The Plan received $1,335,627 on October 27, 1995, $71,388 on November 6, 1995, and $15,596 on December 28, 1995 from the James River Corporation of Virginia Stockplus Investment Plan. These amounts represent the balances of 73 participants as of September 30, 1995.

The Plan received $934,151 on October 27, 1995 and $202 on November 21, 1995 from The DiBianca-Berkman Group, Inc. Profit Sharing Plan. These amounts represent the balances of 31 participants as of October 27, 1995.

The Plan received $2,300,481 on March 8, 1995, $1,929,791 on March 10, 1995, and
$2,608,494 on May 31, 1995 from the CSC Professional Services Group, Inc. Tax-Deferred Savings and Retirement Plan (PSG). These amounts were accrued in 1994 and represent the remaining balances for 1,516 participants as of December 30, 1994. On April 24, 1995, the Plan returned $7,981 to Corestate Bank due to excess transfer from the PSG merger.

The Plan received $37,254,403 on December 30, 1994 from the CSC Professional Services Group, Inc. Tax-Deferred Savings and Retirement Plan.

The Plan received $5,267,201 on October 31, 1994, $75,742 on November 8, 1994, $16,944,960 on November 17, 1994, $3,168,175 on November 21, 1994, and $10,683
on November 30, 1994 from the CSC Index Savings and Retirement Plan, a subsidiary of the Company. These amounts represent the balances of 492 participants as of October 31, 1994.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

The Plan received $1,842,274 on October 11, 1994, $1,715,535 on October 24, 1994, $464 on November 3, 1994, $6,226 on November 10, 1994, $85,596 on November
30, 1994, and $241,702 on December 31, 1994 from the Cleveland Consulting Associates, Inc. Profit Sharing and Savings Plan, a subsidiary of the Company. These amounts represent the balances of 81 participants as of September 31, 1994.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 9     Investments 1995                      PRINCIPAL
           ----------------                       AMOUNT                                                          FAIR
                                                 OR SHARES                        COST                            VALUE
                                          --------------------          --------------------             -------------------
FIXED INCOME FUND
 Guaranteed Investment Contracts            $     81,854,138                  $ 81,854,138                   $ 81,854,138
 Interest in Master Trust*                  sh.   57,775,322                    57,507,378                     58,741,224
 BNY Collective Short-Term Invst. Fund      sh.    1,186,638                     1,186,638                      1,186,638

BALANCED FUND
 Brinson Partners Inc.:
  U.S. Bond Fund*                           sh.      460,104                    46,867,192                     48,488,514
  U.S. Stock Only Fund*                     sh.      170,758                    34,575,827                     37,038,021
  U.S. Cash Management Fund                 sh.    4,620,046                     4,620,046                      4,620,046
 BNY Collective Short-Term Invst. Fund      sh.      709,001                       709,001                        709,001

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                    sh.      563,003                    98,207,385                    136,221,964
  U.S. Cash Management Fund                 sh.            1                             1                              1
 BNY Collective Short-Term Invst. Fund      sh.    1,359,310                     1,359,310                      1,359,310

STOCK INDEX FUND
 Mellon Capital:
  Mellon Capital Mgmt. Stock Index Fund*    sh.       82,951                    27,186,835                     33,224,815
  Mellon Temporary Investment Fund          sh.           12                            12                             12
 BNY Collective Short-Term Invst. Fund      sh.    1,181,885                     1,181,885                      1,181,885


COMPANY STOCK FUND
 Computer Sciences Common Stock*            sh.    2,485,185                    62,965,219                    174,584,246
 BNY Collective Short-Term Invst. Fund      sh.    1,308,567                     1,308,567                      1,308,567


EMPLOYEE LOAN FUND
  Participant Loans                               13,707,311                    13,707,311                     13,707,311
                                                                              ------------                   ------------
                                                                              $433,236,745                   $594,225,693
                                                                              ============                   ============

TOTAL LONG-TERM INVESTMENTS                                                   $422,871,285                   $583,860,233
TOTAL SHORT-TERM INVESTMENTS                                                    10,365,460                     10,365,460
                                                                              ------------                   ------------
                                                                              $433,236,745                   $594,225,693
                                                                              ============                   ============

*represents investments
 greater than 5% of Plan's net assets

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 9     Investments 1994                      PRINCIPAL
           ----------------                       AMOUNT                                                          FAIR
                                                 OR SHARES                        COST                            VALUE
                                          --------------------          --------------------             -------------------
FIXED INCOME FUND
 Guaranteed Investment Contracts            $      87,931,852                  $ 87,931,852                    $ 87,931,851
 Interest in Master Trust                           8,375,171                     8,416,709                       8,291,602
 Bank Hapoalim Certificate of Deposit                  95,000                        95,000                          95,000
 BNY Short-Term Money Market Fund                  50,283,617                    50,283,617                      50,283,617

BALANCED FUND
 Brinson Partners Inc.:
  U.S. Balanced Fund*                       sh.       481,311                    60,207,237                      61,315,171
  U.S. Cash Management Fund                               155                           155                             155
 BNY Short-Term Money Market Fund                     482,442                       482,442                         482,442

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                    sh.       421,556                    67,445,234                      75,400,349
  U.S. Cash Management Fund                               183                           183                             183
 BNY Short-Term Money Market Fund                     489,341                       489,341                         489,341

STOCK INDEX FUND
 Mellon Capital:
  Mellon Capital Mgmt. Stock Index Fund     sh.       108,171                    14,432,565                      14,617,738
  Mellon Temporary Investment Fund                         45                            45                              45
 BNY Short-Term Money Market Fund                     216,576                       216,576                         216,576

COMPANY STOCK FUND
 Computer Sciences Common Stock*            sh.     2,245,284                    46,674,522                     114,509,484
 BNY Short-Term Money Market Fund                     747,385                       747,385                         747,385

EMPLOYEE LOAN FUND
  Participant Loans                                                               9,635,030                       9,635,030
                                                                               ------------                    ------------
                                                                               $347,057,893                    $424,015,969

TOTAL LONG-TERM INVESTMENTS                                                     294,743,149                     371,701,225
TOTAL SHORT-TERM INVESTMENTS                                                     52,314,744                      52,314,744
                                                                               ------------                    ------------
                                                                               $347,057,893                    $424,015,969
                                                                               ============                    ============

*represents investments
 greater than 5% of Plan's assets

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 10    Statement of Net Assets Available for Benefits by Fund
           ------------------------------------------------------

                                                                         DECEMBER 31, 1995
                                ----------------------------------------------------------------------------------------------------
                                      FIXED                           ACTIVE           STOCK           COMPANY          EMPLOYEE
                                     INCOME         BALANCED          EQUITY           INDEX            STOCK             LOANS
                                ----------------------------------------------------------------------------------------------------
ASSETS
 Investments
   Long-term investments
     At fair value
      Interest in registered
       investment companies                       $85,526,535     $136,221,964      $33,224,815
      CSC Company stock                                                                             $174,584,246
      Plan interest in
       Master Trust               $ 58,741,224
      Employee loans                                                                                                    $13,707,311
     Guarantee investment
      contracts--at contract
      value                         81,854,138
   Short-term investments            1,186,638      5,329,047        1,359,311        1,181,897        1,308,567
 Receivables
   Employer's contribution               1,133            317              589              181          452,224
   Participants' contribution          564,364        470,031          728,796          262,477          466,279
   Accrued income                        5,448         26,337            3,687            1,776            4,420
   Plan to plan transfer                  (202)                                                            1,105
   Interfund transfers                (208,078)        42,025          172,270          201,904         (208,121)
   Other                              (126,538)       (28,475)          74,600           51,557           51,425             57,000
                                ----------------------------------------------------------------------------------------------------
 TOTAL ASSETS                      142,018,127     91,365,817      138,561,217       34,924,607      176,660,145         13,764,311
LIABILITIES
   Accounts payable                    150,899        123,862          149,280           73,133          684,875           (232,762)
   Accrued expenses                     28,900         60,318           86,098            5,389              210
   Forfeitures payable                                                                                   164,431
                                ----------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                     179,799        184,180          235,378           78,522          849,516           (232,762)
                                ----------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR
 BENEFITS                         $141,838,328    $91,181,637     $138,325,839      $34,846,085     $175,810,629        $13,997,073
                                ====================================================================================================


                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 10     Statement of Net Assets Available for Benefits by Fund
            ------------------------------------------------------

                                                                         DECEMBER 31, 1994
                              ------------------------------------------------------------------------------------------------------
                                      FIXED                           ACTIVE           STOCK           COMPANY          EMPLOYEE
                                     INCOME         BALANCED          EQUITY           INDEX            STOCK             LOANS
                              ------------------------------------------------------------------------------------------------------
ASSETS
 Investments
  Long-term investments
    At fair value
     Interest in registered
      investment companies                       $61,315,171         $75,400,349     $14,617,738
     CSC Company stock                                                                               $114,509,484
     Plan interest in Master
      Trust                   $  8,291,602
     Employee loans                                                                                                     $ 9,635,030
    Guarantee investment
     contracts--at contract
     value                      87,931,851
  Short-term investments        50,378,619           482,597             489,524         216,621          747,383
 Receivables
  Employer's contribution            1,459               394                 592             276          392,942
  Participant's contribution       559,359           466,887             600,569         171,034          331,360
  Accrued income                    77,594             1,501               2,007             601            2,278
  Plan to plan transfer          4,232,106                                                                                2,608,494
  Interfund transfers             (376,879)            7,330             135,777         (15,104)         248,876
  Other                                                                                                   110,378
                             ------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                  151,095,711        62,273,880          76,628,818      14,991,166      116,342,701        12,243,524
LIABILITIES
  Accounts payable                 504,515           512,095             512,239          56,625          662,352          (511,298)

  Accrued expenses                   3,563            44,795              53,527           4,164
  Forfeitures payable                                                                                     113,083
                             ------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                 508,078           556,890             565,766          60,789          775,435          (511,298)
                             -----------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR
 BENEFITS                     $150,587,633       $61,716,990         $76,063,052     $14,930,377     $115,567,266       $12,754,822
                             =======================================================================================================


                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995


Note 10     Statement of Changes in Net Assets Available for Benefits by Fund
            -----------------------------------------------------------------

                                                                   YEAR ENDED DECEMBER 31, 1995
                             -------------------------------------------------------------------------------------------------------
                                      FIXED                           ACTIVE           STOCK           COMPANY          EMPLOYEE
                                     INCOME         BALANCED          EQUITY           INDEX            STOCK             LOANS
                             -------------------------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS
 ATTRIBUTABLE TO:
 Investment Income
  Net (Depreciation)
  Appreciation in Fair Value
  of Investments                                    $14,762,527    $ 30,074,070      $ 5,852,806    $ 47,477,760

  Interest Income               $  6,533,680            100,918          56,177           34,508          53,490       $         8
  Dividend Income                                     3,739,825       2,730,134        1,465,245
  Investment Management Fees         (67,999)          (215,252)       (291,527)         (19,880)           (210)
  Plan interest in Master
    Trust investment income        5,143,489
                             -----------------------------------------------------------------------------------------------------
                                  11,609,170         18,388,018      32,568,854        7,332,679      47,531,040                 8
                             -----------------------------------------------------------------------------------------------------

Contributions
 Employee                         15,048,897         12,548,910      18,017,448        5,765,258      12,415,545        (4,936,834)
 Employer                             29,090              7,055          15,919            5,993      11,419,092
 Employee Rollovers                4,152,909          2,313,312       3,494,005        1,546,117       2,788,583
 Forfeitures & Other                  (1,896)                                                         (1,119,049)
 Transfers From Other Plans        1,046,454            629,561         897,177          882,203         398,524            71,388
 Interfund Transfers             (26,941,864)         2,710,681      16,295,489        6,739,080       1,196,622                (8)
                             -----------------------------------------------------------------------------------------------------
                                  (6,666,410)        18,209,519      38,720,038       14,938,651      27,099,317        (4,865,454)
                             -----------------------------------------------------------------------------------------------------
 TOTAL ADDITIONS                   4,942,760         36,597,537      71,288,892       22,271,330      74,630,357        (4,865,446)
                             -----------------------------------------------------------------------------------------------------

DEDUCTIONS TO NET ASSETS
 ATTRIBUTABLE TO:
 Distributions to Participants    13,692,065          7,132,890       9,026,105        2,355,622      14,386,994        (6,107,697)
                             -----------------------------------------------------------------------------------------------------
  TOTAL DEDUCTIONS                13,692,065          7,132,890       9,026,105        2,355,622      14,386,994        (6,107,697)
                             -----------------------------------------------------------------------------------------------------
    NET (DECREASE) INCREASE       (8,749,305)        29,464,647      62,262,787       19,915,708      60,243,363         1,242,251
                             -----------------------------------------------------------------------------------------------------

NET ASSETS
 Beginning of Year               150,587,633         61,716,990      76,063,052       14,930,377     115,567,266        12,754,822
                             -----------------------------------------------------------------------------------------------------
 End of Year                    $141,838,328        $91,181,637    $138,325,839      $34,846,085    $175,810,629       $13,997,073
                             =====================================================================================================

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1995

Note 10     Statement of Changes in Net Assets Available for Benefits by Fund
            -----------------------------------------------------------------

                                                                      YEAR ENDED DECEMBER 31, 1994
                                 ---------------------------------------------------------------------------------------------------
                                      FIXED                           ACTIVE           STOCK           COMPANY          EMPLOYEE
                                     INCOME         BALANCED          EQUITY           INDEX            STOCK             LOANS
                                 ---------------------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS
 ATTRIBUTABLE TO:
Investment Income
 Net (Depreciation)
  Appreciation in Fair Value
  of Investments                                    $(2,626,475)    $  (560,772)    $  (592,326)    $ 37,810,269        $         -
 Interest Income                 $  6,067,846            27,909          36,005          10,418           25,108
 Dividend Income                                      2,509,596       1,611,421         671,391
 Investment Management Fees           (10,062)         (191,547)       (219,035)        (19,356)
 Plan interest in Master
  Trust investment income             117,075
                                 --------------------------------------------------------------------------------------------------
                                    6,174,859          (280,517)        867,619          70,127       37,835,377
                                 --------------------------------------------------------------------------------------------------

Contributions
  Employee                         13,303,310        11,712,291      13,780,843       4,020,885        6,574,913         (3,034,579)
  Employer                             43,877            11,192          15,721           7,291        8,150,058
  Employee Rollovers                3,104,419         1,297,286       1,452,418         544,440          883,925
  Forfeitures & Other                                                                                   (550,525)
  Transfers From Other Plans       41,351,343         6,310,988      15,912,705       3,203,633        3,847,923          3,230,191
  Interfund Transfers              17,149,895        (5,090,225)     (9,834,940)     (2,904,367)         677,649              1,988
                                 --------------------------------------------------------------------------------------------------
                                   74,952,844        14,241,532      21,326,747       4,871,882       19,583,943            197,600
                                 --------------------------------------------------------------------------------------------------
 TOTAL ADDITIONS                   81,127,703        13,961,015      22,194,366       4,942,009       57,419,320            197,600
                                 --------------------------------------------------------------------------------------------------

DEDUCTIONS TO NET ASSETS
 ATTRIBUTABLE TO:
 Distributions to Participants      7,462,876         3,716,711       3,844,322       1,144,243        7,356,517         (4,584,333)
                                 --------------------------------------------------------------------------------------------------
 TOTAL DEDUCTIONS                   7,462,876         3,716,711       3,844,322       1,144,243        7,356,517         (4,584,333)
                                 --------------------------------------------------------------------------------------------------
    NET (DECREASE) INCREASE        73,664,827        10,244,304      18,350,044       3,797,766       50,062,803          4,781,933
                                 --------------------------------------------------------------------------------------------------

NET ASSETS
 Beginning of Year                 76,922,806        51,472,686      57,713,008      11,132,611       65,504,463          7,972,889
                                 --------------------------------------------------------------------------------------------------
 End of Year                     $150,587,633       $61,716,990     $76,063,052     $14,930,377     $115,567,266        $12,754,822
                                 ==================================================================================================

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-00755 of Computer Sciences Corporation Matched Asset Plan on Form S-8 of our report dated May 22, 1996, appearing in this Annual Report on Form 11-K of Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Los Angeles, California
June 24, 1996

1995
FORM 5500 ITEM 27(a)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 333

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                 (c) DESCRIPTION  OF INVESTMENT INCLUDING MATURITY
(a)   (b) IDENTITY OF ISSUE, BORROWER,               DATE, RATE OF INTEREST, COLLATERAL, PAR
          LESSOR OR SIMILAR PARTY                    OR MATURITY  VALUE                              (d) COST    (e) CURRENT VALUE
- ----  --------------------------------           ------------------------------------------------    ------------    ------------
      Hartford Life Insurance Co.                Guaranteed Investment Contract  7.80%    6/30/98    $  1,706,170    $  1,706,170
      Hartford Life Insurance Co.                Guaranteed Investment Contract  7.80%    6/30/98       2,498,079       2,498,079
      Protective Life Insurance Co.              Guaranteed Investment Contract  9.00%    9/30/96       6,781,608       6,781,608
      Protective Life Insurance Co.              Guaranteed Investment Contract  9.00%    9/30/96          97,538          97,538
      Allstate Life Insurance Co.                Guaranteed Investment Contract  8.85%     4/1/96       4,742,841       4,742,841
      Hartford Life Insurance Co.                Guaranteed Investment Contract  8.80%    6/30/97       5,385,842       5,385,842
      General American Life Insurance Co.        Guaranteed Investment Contract  8.62%    6/30/96       5,529,929       5,529,929
      Prudential Life Insurance Co.              Guaranteed Investment Contract  7.92%    3/31/97      11,794,197      11,794,197
      Pacific Mutual Life Insurance Co.          Guaranteed Investment Contract  6.85%    3/31/98       4,175,169       4,175,169
      Provident National Assurance               Guaranteed Investment Contract  7.80%    9/31/97       5,472,788       5,472,788
      Prudential Life Insurance Co.              Guaranteed Investment Contract  5.77%    3/31/97       3,744,803       3,744,803
      Canada Life Insurance Co.                  Guaranteed Investment Contract  5.75%    3/31/98       3,389,615       3,389,615
      Protective Life Insurance Co.              Guaranteed Investment Contract  5.66%    9/31/97       6,962,884       6,962,884
      Provident National Assurance               Guaranteed Investment Contract  8.01%    3/31/97       4,064,111       4,064,111
      Providian Corporation                      Guaranteed Investment Contract  5.08%   12/31/97       3,954,052       3,954,052
      Allstate Life Insurance Co.                Guaranteed Investment Contract  7.78%    9/30/97       3,152,438       3,152,438
      New York Life Insurance Co.                Guaranteed Investment Contract  9.95%     4/1/97       1,843,276       1,843,276
      Principal Mutual Life Insurance Co.        Guaranteed Investment Contract  8.10%     4/1/97       1,479,547       1,479,547
      Massachusetts Mutual Life Insurance Co.    Guaranteed Investment Contract  9.25%    3/31/96        2,413,383      2,413,383
      Lincoln Life Insurance Co.                 Guaranteed Investment Contract  6.55%        n/a         257,518         257,518
      CNA Insurance Co.                          Guaranteed Investment Contract  4.65%     4/1/96       2,408,350       2,408,350
      Brinson Trust Company, Inc.                Mutual Fund - U.S. Bond Fund                          46,867,192      48,488,514
      Brinson Trust Company, Inc.                Mutual Fund - U.S. Stock Fund                         34,575,827      37,038,021
      Brinson Trust Company, Inc.                Mutual Fund - U.S. Equity Portfolio                   98,207,385     136,221,964
      Mellon Capital Management Corp.            Mutual Fund - Stock Index Fund                        27,186,835      33,224,815
*     Computer Sciences Corporation              Common Stock                                          62,965,219     174,584,246
*     Computer Sciences Corporation              Employee Loan Fund (8.25%-10%)(3/1/95-1/14/11)        13,707,311      13,707,311
      Brinson Trust Company, Inc.                U.S. Cash Management Fund                              4,620,048       4,620,048
      Mellon Capital Management Corp.            Mellon Temporary Investment Fund                              12              12
*     Bank of New York                           BNY Collective Short-Term Invst. Fund                  5,745,400       5,745,400
                                                                                                     ------------    ------------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                           $375,729,367    $535,484,469
                                                                                                     ============    ============
*     represents party in interest


n/a=not applicable

1995
Form 5500 Item 27(d)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan

                    SINGLE REPORTABLE SECURITY TRANSACTIONS
                          EXCEEDING 5% OF FUND ASSETS

                                                                                                     (f) CURRENT
                                                                                                    PRICE OF ASSET
    (a) IDENTITY OF PARTY  (b) DESCRIPTION     (c) PURCHASE      (d) SELLING       (e) COST OF      ON TRANSACTION    (h) NET GAIN
        INVOLVED               OF ASSET            PRICE             PRICE             ASSET             DATE            OR (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
Brinson Trust Company, Inc.   Mutual Fund -
                              U.S. Bond Fund
  - Purchases                                   $46,322,256                                          $46,322,256

Brinson Trust Company, Inc.   Mutual Fund -
                              U.S. Stock Only
                                  Fund
  - Purchases                                    33,688,913                                           33,688,913
  - Sales

Brinson Trust Company, Inc.   Mutual Fund -
                              U.S. Balanced
                                 Fund
  - Purchases                                    73,079,954                        $73,079,954        73,079,954
  - Sales                                                        $84,063,621        73,079,954        84,063,621       $10,983,667

Bank of New York              BNY Short-Term
                             Money Market Fund
  - Purchases                                    30,002,664                         30,002,664        30,002,664
  - Sales                                                         60,002,664        60,002,664        60,002,664

1995
Form 5500 Item 27(d)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 333

                   SERIES OF REPORTABLE SECURITY TRANSACTIONS
                          EXCEEDING 5% OF FUND ASSETS

                                                                                                     (f) CURRENT
                                                                                                    PRICE OF ASSET
    (a) IDENTITY OF PARTY  (b) DESCRIPTION     (c) PURCHASE      (d) SELLING       (e) COST OF      ON TRANSACTION    (h) NET GAIN
        INVOLVED               OF ASSET            PRICE             PRICE             ASSET             DATE            OR (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
Brinson Trust Company, Inc.   Mutual Fund -
                               U.S. Bond
                                 Fund
  - Purchases                                  $ 47,169,253                       $ 47,169,253      $ 47,169,253

Brinson Trust Company, Inc.   Mutual Fund -
                               U.S. Stock
                                Fund
  - Purchases                                    34,575,827                         34,575,827        34,575,827

Brinson Trust Company, Inc.   Mutual Fund -
                               U.S. Balanced
                                Fund
  - Sales                                                       $ 84,360,668        73,341,005        84,360,668       $11,019,664

Brinson Trust Company, Inc.   Mutual Fund -
                              U.S. Equity
                                Fund
  - Purchases                                    30,814,100                         30,814,100        30,814,100


SHORT-TERM INVESTMENTS

Bank of New York              BNY Short-Term
                              Money Market
                                Fund
  - Purchases                                   187,612,949                        187,612,949       187,612,949
  - Sales                                                        234,436,117       234,436,117       234,436,117

                                   SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Computer Sciences Corporation Matched Asset Plan




Date:                        By:     /s/ Leon J. Level
                                -------------------------------------
                                         Leon J. Level
                                         Chairman,
                                         Computer Sciences Corporation
                                         Retirement Plans Committee